UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2011

Cliffs Natural Resources Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-08944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Public Square, Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 694-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 13, 2011, the Board of Directors (the “Board”) of Cliffs Natural Resources Inc., an Ohio corporation (the “Company”), upon the recommendation of the Compensation and Organization Committee of the Board, approved a new form of Change in Control Severance Agreement (the “New Severance Agreement”). The Company expects that the Severance Agreement will be (1) used for newly eligible executives on or after September 13, 2011 and (2) entered into between the Company and each Company officer who is a party to the Company’s current form Severance Agreement (the “Current Severance Agreement”) upon the expiration of the Current Severance Agreements. The Company expects to notify such officers that the current term for the Current Severance Agreements will not be extended beyond December 31, 2011.

The Company has previously filed the Current Severance Agreement as Exhibit 10(b) to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2008, and has most recently described the material terms of the Current Severance Agreement in its definitive proxy statement for its 2011 Annual Meeting of Shareholders. The New Severance Agreement is materially in the form of the Current Severance Agreement, except for the following material changes:

•	The Current Severance Agreements provided for excise tax gross-up payments to the participating officers. The New Severance Agreements have eliminated this benefit;

•

The Current Severance Agreements provided for tax gross-up payments to the participating officers for certain health and welfare benefits provided by the Company. The New Severance Agreements have eliminated this benefit;

•

The Current Severance Agreements provided for service credit for purposes of the Company’s supplemental retirement plan if a participating officer had professional service in the iron, steel and mining industry or other applicable industry prior to his or her service with the Company. The New Severance Agreements have eliminated this benefit; and

•

The definition of “Change in Control” for purposes of the New Severance Agreements will be the definition of “Change in Control” in the Company’s Amended and Restated Cliffs 2007 Incentive Equity Plan, as in effect on January 11, 2011 (as opposed to such definition as it may be amended from time to time).

The Company has also made non-substantive changes and changes that clarify the timing of payments and benefits in the light of Section 409A of the Internal Revenue Code and applicable rules and regulations related thereto. The term of the New Severance Agreements is expected to run through December 31, 2014, but will thereafter be subject to automatic three-year extensions if timely notice is not provided by either the Company or the participating officer that he, she or it does not want the term so extended. The foregoing description of the New Severance Agreements is qualified in its entirety by reference to the full text of the New

Severance Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Form Change in Control Severance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLIFFS NATURAL RESOURCES INC.

By:	/s/ P. Kelly Tompkins
	Name:	P. Kelly Tompkins

	Title:	Executive Vice President - Legal, Government Affairs and Sustainability & Chief Legal Officer

Date: September 19, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form Change in Control Severance Agreement